UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2012

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2012, The Providence Service Corporation (the “Company”) received a written notice from The NASDAQ Stock Market LLC (“NASDAQ”) acknowledging its receipt of the Company’s notification on June 22, 2012, that due to the passing away of one of the Company’s independent directors on June 19, 2012, the Company no longer complies with the audit committee requirements of NASDAQ Listing Rule (“Listing Rule”) 5605(c)(2)(A).

In accordance with Listing Rule 5605(c)(4), the Company has a period of 180 calendar days from June 19, 2012 (the date of the event giving rise to the deficiency), or until December 17, 2012, to regain compliance with Listing Rule 5605(c)(2)(A). If at any time before December 17, 2012, the Company appoints a new director to fill the vacancy, the Company must submit to NASDAQ documentation, including a biography of the new director, evidencing compliance with Listing Rule 5605(c)(2)(A). If compliance with this rule cannot be demonstrated by December 17, 2012, the Company’s common stock will be subject to delisting from The NASDAQ Global Select Market.

The nominating and governance committee and board of directors are in the process of selecting a new member to fill the vacancy on the board as well as the audit, compensation and nominating and governance committees. The Company believes it will regain compliance with Listing Rule 5605(c)(2)(A) by December 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: July 12, 2012	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

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